WEINBERG & COMPANY, PA
                        Town Executive Center
                     6100 Glades Road, Suite 314
                      Boca Raton, Florida 33434


          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the use in the Form 10-KSB of Barhill Acquisition Corporation of our report for the period from June 2, 1998 (inception) to December 31, 1998 dated February 16, 1999 relating to the financial statements of Barhill Acquisition Corporation which appear in such Form 10-KSB.


                              WEINBERG & COMPANY PA
                              Certified Public Accountants


Boca Raton, Florida
March 8, 1999